EXHIBIT 99.1
Contacts:    Kermit K. Houser               Marshall J. Alexander
             President and CEO              Executive VP And CFO
             (541) 882-3444 X 7133          (541) 882-3444 X 7120

                                  News Release




================================================================================

KLAMATH FIRST BANCORP REPORTS CORRECTION TO SECOND QUARTER 2003 EARNINGS RELEASE

     Klamath Falls, OR - April 25, 2003 - Klamath First Bancorp,  Inc.  (Nasdaq:
KFBI) previously reported book value per share of $19.36 at March 31, 2003. Due to an error in calculation of period end shares, the reported book value and tangible book value were overstated. The table below details the figures as reported and the corrected amounts.



For March 31, 2003

Shares Issued : (1)                                                      As reported        Corrected

    Shares issued at end of period                                         6,502,780        6,859,405
     Less unearned ESOP and MRDP shares at end of period                     356,625          356,625
                                                                        ------------     ------------
    Shares outstanding at end of period excluding the unearned shares      6,146,155        6,502,780
                                                                        ============     ============


Book Value Per Share  (1)                                               $      19.36     $      18.30

Tangible Book Value Per Share  (1)                                      $      13.10     $      12.38


(1)Calculation is based on number of shares  outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP)
   and Management Recognition and Development Plan (MRDP).




         Contact:          Marshall J. Alexander

                           Executive Vice President & Chief Financial Officer

                           541-882-3444 X 7120